UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2018

MBT FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Michigan	000-30973	38-3516922

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

102 East Front Street, Monroe, Michigan	48161

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (734) 241-3431

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [ ]

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 3, 2018, the shareholders approved the MBT Financial Corp. 2018 Stock Incentive Plan (the “2018 Plan”).

The 2018 Plan replaces the MBT Financial Corp. 2008 Stock Incentive Plan (the “Prior Plan”), which expired on May 1, 2018. All awards outstanding under the Prior Plan will remain in effect in accordance with their respective terms.

A total of 1,500,000 shares of common stock may be issued pursuant to the grant of awards under the 2018 Plan using treasury shares or authorized but unissued shares. The 2018 Plan will terminate on May 3, 2028, unless earlier terminated in accordance with the terms of the 2018 Plan.

The 2018 Plan provides for the award of nonqualified stock options, incentive stock options, stock appreciation rights, restricted common shares, other stock-based awards, and performance-based awards to directors and employees, including officers, of the Company. The selection of employees for awards and the timing, terms and conditions of such awards are subject to the discretion of the Compensation Committee of the Company.

The 2018 Plan may be amended, altered, or discontinued by the Board of Directors of the Company, without shareholder approval, unless the amendment materially and adversely affects the rights of a participant under an award granted prior to such action without the participant’s written consent, or in the event that approval of the Company’s shareholders is required by applicable laws, regulations, or exchange requirements.

A description of the material terms of the 2018 Plan was included in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 19, 2018.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)	The Annual Meeting of Shareholders of the Company was held on May 3, 2018.

(b)

There were 22,968,821 shares eligible to vote, and 20,209,874 shares, or 88.0% of the outstanding shares, were present in person or by proxy at the meeting. The following proposals were submitted by the Board of Directors to a vote of the shareholders:

Proposal 1. Election of Directors. The following individuals were elected to serve as directors until the 2019 Annual Meeting of Shareholders:

Director	Votes "FOR"	Votes "WITHHELD"	Broker Non-Votes
Kristine L. Barann	14,734,097	740,896	4,734,881
Peter H. Carlton	15,203,669	271,324	4,734,881
H. Douglas Chaffin	15,281,534	193,459	4,734,881
Joseph S. Daly	12,645,158	2,829,835	4,734,881
James F. Deutsch	15,277,231	197,762	4,734,881
Michael J. Miller	15,196,581	278,412	4,734,881
Tony Scavuzzo	10,111,033	5,363,960	4,734,881
Debra J. Shah	15,194,737	280,256	4,734,881
John L. Skibski	14,814,216	660,777	4,734,881
Joseph S. Vig	14,734,255	740,738	4,734,881

Proposal 2. Approval of the MBT Financial Corp. 2018 Stock Incentive Plan. This proposal received the following votes:

Proposal 2	For	Against	Abstain	Broker Non-Votes
	14,240,327	696,786	537,880	4,734,881

Based on the votes set forth above, the proposal received the required majority of the votes cast and therefore was approved.

Proposal 3. Ratification of the appointment of Plante & Moran, PLLC as the independent auditors of the Corporation for the 2018 fiscal year. This proposal received the following votes:

Proposal 3	For	Against	Abstain
	20,094,129	96,722	19,023

Based on the votes set forth above, the proposal received the required majority of the votes cast and therefore was approved.

Proposal 4. Advisory vote to approve executive compensation. This proposal received the following votes:

Proposal 4	For	Against	Abstain	Broker Non-Votes
	12,715,292	2,238,828	520,873	4,734,881

Based on the votes set forth above, the shareholders advise the board that they approve of the executive compensation.

Item 9.01.     Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Description

10	MBT Financial Corp. 2018 Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

MBT FINANCIAL CORP.

Date: May 7, 2018	By:	/s/ John L. Skibski
John L. Skibski
Executive Vice President and Chief Financial Officer